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                                                                    EXHIBIT 10.2


LOAN NO.________



                                 PROMISSORY NOTE


CITY: ORLANDO                     STATE: FLORIDA          DATE: OCTOBER 25, 1995


         For value received the receipt of which is hereby acknowledged, the undersigned, AUTOMOTIVE ONE PART STORES, INC., AKA AUTOMOTIVE ONE PARTS STORES, INC., a Florida corporation, (herein "PAYOR"), hereby promises to pay to the order of AUTOPARTS FINANCE COMPANY, INC., a Delaware corporation, (herein "PAYEE"), at its place of business, 15710 John F. Kennedy Boulevard, Houston, Harris County, Texas 77032, or such other place or places as PAYEE may from time to time name, the sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) in legal and lawful money of the United States of America, with interest thereon from date hereof until maturity at the rate herein provided per annum.

         This Note is payable in one hundred eighty (180) consecutive monthly installments of principal and interest as follows: principal shall be payable over the life of this loan as set forth in the amortization schedule attached hereto as EXHIBIT "A"; the first thirty-six (36) consecutive monthly installments shall be payable at a varying interest rate per annum equal to the prime commercial rate of interest published and charged by Texas Commerce Bank, National Association, Houston, Texas, from time to time (herein "PRIME RATE") plus Two (2%) Percent with adjustments in such varying rate to be made monthly based on the daily Prime Rate in effect during the calendar month immediately preceding any regular payment due. The next one hundred forty-four (144) consecutive monthly installments shall be based upon the then remaining principal balance due under this Note and bear interest at a varying interest rate per annum which is three (3%) percent per annum above the Prime Rate with adjustments in such varying rate to be made monthly based on the daily Prime Rate in effect during the calendar month immediately preceding any regular payment due. The one hundred forty-fourth (144th) monthly payment shall include all unpaid principal and interest accrued thereon. All past due principal and interest shall bear interest at the maximum nonusurious rate allowed by law until paid.

         The first of these payments shall be made on December 15, 1995, and subsequent payments shall be made on or before the 15th day of each month thereafter through November 15, 2010, when all payments shall have been made. The first payment shall include interest from the date hereof until December 15, 1995.

         This Note is issued pursuant to a Loan Agreement dated as of the date hereof between Payor, as Borrower, and Payee, as Lender, reference to which is hereby made as to Payee's rights of
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acceleration of the unpaid principal balance hereof before stated maturity upon the happening of certain events and for all other purposes.

         This Note is secured by a Security Agreement of even date herewith from the undersigned to the Payee and by real estate mortgages (herein "Mortgages") of even date herewith.

         If default is made in the payment, in whole or in part, of any installment (s) as provided in this Note, or if any Event of Default as set forth in the Loan Agreement or the Security Agreement occurs (the Note, Loan Agreement, Security Agreement, Mortgages and Product Purchase Agreement herein collectively referred to as the "LOAN DOCUMENTATION") , in the case of a default in payment without notice, and in the case of an Event of Default in any or all of the Loan Documentation if the default is not cured within twenty (20) days after Payee gives notice of the default, the Payee shall have the right and option to declare the entire balance of principal and accrued interest on this Note at once due, payable and mature and foreclose or require foreclosure of any and all liens or Mortgages securing the payment hereof as provided in the Loan Documentation and to exercise any other right(s) which Payee may have available under the Loan Documentation. Failure to exercise any right upon any default shall not constitute a waiver of Payee to exercise the right in the event of any subsequent default and no delay of Payee in exercising any right shall constitute a waiver or be deemed unenforceable under the doctrine of latches or any other theory under which a right of Payee by delay in time may be deemed unenforceable.

         If this Note is not paid at maturity, regardless of how such maturity might be brought about, and the same is placed in the hands of an attorney for collection or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization or any other legal or judicial proceedings for the collection hereof, the undersigned hereby agrees to pay all reasonable attorney's and other fees and expenses incurred by Payee in enforcing its rights under the Loan Documentation or any other instrument by which Payor is bound to Payee.

         Except as otherwise expressly provided in the Loan Documentation, each and every maker, co-maker, guarantor, surety and endorser hereof expressly waives demand or presentment for payment, protest, notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect sums owing hereunder and/or in the handling of any "Collateral" (as defined in the Security Agreement) and agrees that the liability of each and every maker, co-maker, guarantor, surety and endorser hereof on or with respect to this Note shall not be affected by any release or change in any security at any time existing.

         Any interest computation under this Note shall be at not more than the maximum legal rate upon the portion of the face amount hereof representing principal which remains unpaid from time to time,


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each installment being first applied to the retirement of accrued interest and the remainder to the principal, it being the intention of the parties hereto to conform strictly to the laws of the State of Florida now in force, and in the event it should be held that interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder (whether included in the face or otherwise) shall be reduced to the maximum amount allowable by law and any interest already paid in excess of that which is allowed will be considered a reduction in principal.

         Any term capitalized herein that is not defined in this Note shall have the meaning ascribed to such term in the Loan Agreement.

         All or any part of this Note may be prepaid at any time without penalty.


                                    AUTOMOTIVE ONE PART STORES, INC., AKA
                                    AUTOMOTIVE ONE PARTS STORES, INC.


                                    By: /s/  Robert H. Gentry, III
                                       -----------------------------------------
                                        Robert H. Gentry, III President


                                    ATTEST:


                                    By: /s/
                                       -----------------------------------------
                                        Secretary



                                    (SEAL)




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